Exhibit 99.1
News Release
Pentair Reports Third Quarter 2019 Results

•	Third quarter sales of $714 million.

•	Third quarter GAAP EPS of $0.54 and adjusted EPS of $0.58.

•	The company maintains its 2019 GAAP EPS guidance of approximately $2.09 and on an adjusted basis of approximately $2.35.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 23, 2019 — Pentair plc (NYSE: PNR) today announced third quarter 2019 sales of $714 million. Sales were flat compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 2 percent in the third quarter. Third quarter 2019 earnings per diluted share from continuing operations (“EPS”) were $0.54 compared to $0.52 in the third quarter of 2018. On an adjusted basis, the company reported EPS of $0.58 compared to $0.54 in the third quarter of 2018. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Third quarter 2019 operating income was $109 million, flat compared to operating income for the third quarter of 2018, and return on sales (“ROS”) was 15.2 percent, flat compared to the third quarter of 2018. On an adjusted basis, the company reported segment income of $123 million for the third quarter, up 1 percent compared to segment income for the third quarter of 2018, and ROS was 17.2 percent, an increase of 10 basis points when compared to the third quarter of 2018.
Net cash provided by operating activities of continuing operations was $167 million and free cash flow provided by continuing operations was $152 million for the quarter.
Pentair paid a regular cash dividend of $0.18 per share in the third quarter of 2019. Pentair previously announced on December 10, 2018 that its Board of Directors approved a 3 percent increase in the company's regular annual cash dividend rate for 2019 to $0.72 from $0.70, adjusted for the spin-off of nVent Electric plc. This marks the 43rd consecutive year that Pentair has increased its dividend.
John L. Stauch, Pentair’s President and Chief Executive Officer, commented: “Our third quarter results showed further signs of stabilization in our core business and we are encouraged by the segment income growth and ROS expansion. We are seeing solid underlying demand in many of our businesses. Throughout the year, we have continued to invest in our strategic growth priorities and we expect to remain positioned to return to core sales growth in 2020. We continue to see many paths of growth as we execute our strategy of being a leading water treatment company.”

OUTLOOK
The company maintains its estimated 2019 GAAP EPS of approximately $2.09 and on an adjusted EPS basis of approximately $2.35. The company updates its full year 2019 sales guidance to approximately flat on a reported basis and approximately down 1 percent on a core basis compared to full year 2018. The company is targeting full year free cash flow to approximate adjusted net income.
In addition, the company introduces fourth quarter 2019 GAAP EPS of approximately $0.60 - $0.62 and on an adjusted EPS basis of approximately $0.64 - $0.66. The company expects fourth quarter sales to be up approximately 2 percent on a reported basis and approximately flat on a core basis compared to fourth quarter 2018.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Mark C. Borin will discuss the company’s third quarter 2019 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, each of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions impacting our business, including the strength of housing and related markets; demand, competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to successfully integrate the Aquion and Pelican Water Systems acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; the ability to realize the anticipated benefits from the separation of nVent Electric plc from Pentair; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean, safe water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water. Whether it’s improving, moving or enjoying water, we help manage the world’s most precious resource. Smart, Sustainable, Water Solutions. For Life.
Pentair had revenue in 2018 of $3 billion, and trades under the ticker symbol PNR. With approximately 110 locations in 30 countries and 10,000 employees, we believe that the future of water depends on us. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Jim Lucas	Rebecca Osborn
Senior Vice President, Investor Relations and Treasurer	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net sales	$713.6	$711.4	$2,202.0	$2,224.6
Cost of goods sold	458.6	467.6	1,424.7	1,444.9
Gross profit	255.0	243.8	777.3	779.7
% of net sales	35.7%	34.3%	35.3%	35.0%
Selling, general and administrative	126.4	116.3	405.9	399.0
% of net sales	17.7%	16.3%	18.4%	17.9%
Research and development	19.8	19.1	61.2	57.0
% of net sales	2.8%	2.7%	2.8%	2.6%
Operating income	108.8	108.4	310.2	323.7
% of net sales	15.2%	15.2%	14.1%	14.6%
Other (income) expense:
Loss (gain) on sale of business	0.1	0.2	(3.3)	6.4
Loss on early extinguishment of debt	—	—	—	17.1
Other expense (income)	0.6	2.1	(11.7)	(1.7)
Net interest expense	6.9	4.3	23.6	27.9
% of net sales	1.0%	0.6%	1.1%	1.3%
Income from continuing operations before income taxes	101.2	101.8	301.6	274.0
Provision for income taxes	9.9	10.6	42.8	46.5
Effective tax rate	9.8%	10.4%	14.2%	17.0%
Net income from continuing operations	91.3	91.2	258.8	227.5
Income (loss) from discontinued operations, net of tax	1.0	18.9	(0.9)	27.0
Net income	$92.3	$110.1	$257.9	$254.5
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.54	$0.52	$1.53	$1.29
Discontinued operations	0.01	0.11	(0.01)	0.15
Basic earnings per ordinary share	$0.55	$0.63	$1.52	$1.44
Diluted
Continuing operations	$0.54	$0.52	$1.52	$1.28
Discontinued operations	0.01	0.11	(0.01)	0.15
Diluted earnings per ordinary share	$0.55	$0.63	$1.51	$1.43
Weighted average ordinary shares outstanding
Basic	168.1	174.3	169.7	176.8
Diluted	168.6	175.7	170.3	178.5
Cash dividends paid per ordinary share	$0.18	$0.175	$0.54	$0.875

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2019	December 31, 2018
In millions
Assets
Current assets
Cash and cash equivalents	$113.2	$74.3
Accounts and notes receivable, net	404.0	488.2
Inventories	390.3	387.5
Other current assets	95.1	89.4
Total current assets	1,002.6	1,039.4
Property, plant and equipment, net	277.9	272.6
Other assets
Goodwill	2,261.0	2,072.7
Intangibles, net	341.4	276.3
Other non-current assets	197.5	145.5
Total other assets	2,799.9	2,494.5
Total assets	$4,080.4	$3,806.5
Liabilities and Equity
Current liabilities
Accounts payable	$253.4	$378.6
Employee compensation and benefits	70.7	111.7
Other current liabilities	370.1	328.4
Total current liabilities	694.2	818.7
Other liabilities
Long-term debt	1,118.7	787.6
Pension and other post-retirement compensation and benefits	88.1	90.0
Deferred tax liabilities	111.4	105.9
Other non-current liabilities	199.2	168.2
Total liabilities	2,211.6	1,970.4
Equity	1,868.8	1,836.1
Total liabilities and equity	$4,080.4	$3,806.5

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2019	September 30, 2018
Operating activities
Net income	$257.9	$254.5
Loss (income) from discontinued operations, net of tax	0.9	(27.0)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(3.0)	(7.1)
Depreciation	36.4	36.9
Amortization	24.1	27.0
Deferred income taxes	(17.7)	(4.1)
(Gain) loss on sale of business	(3.3)	6.4
Share-based compensation	15.3	16.4
Trade name and other impairment	18.2	6.0
Loss on early extinguishment of debt	—	17.1
Pension settlement (gain) loss	(11.8)	2.2
Pension and other post-retirement plan contributions	(11.1)	—
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	82.8	73.5
Inventories	4.0	(36.3)
Other current assets	(10.5)	(11.0)
Accounts payable	(128.8)	(60.1)
Employee compensation and benefits	(19.1)	(25.4)
Other current liabilities	21.3	27.7
Other non-current assets and liabilities	10.5	2.5
Net cash provided by operating activities of continuing operations	266.1	299.2
Net cash used for operating activities of discontinued operations	(1.4)	(14.6)
Net cash provided by operating activities	264.7	284.6
Investing activities
Capital expenditures	(44.6)	(33.8)
Proceeds from sale of property and equipment	0.4	(0.4)
Proceeds from (payments due to) the sale of businesses, net	0.7	(12.8)
Acquisitions, net of cash acquired	(284.5)	(0.9)
Other	(1.5)	—
Net cash used for investing activities of continuing operations	(329.5)	(47.9)
Net cash used for investing activities of discontinued operations	—	(7.1)
Net cash used for investing activities	(329.5)	(55.0)
Financing activities
Net receipts of commercial paper and revolving long-term debt	91.2	46.0
Proceeds from long-term debt	400.0	—
Repayments of long-term debt	(151.5)	(675.1)
Debt issuance costs	(6.3)	(2.0)
Premium paid on early extinguishment of debt	—	(16.0)
Transfer of cash to nVent	—	(74.2)
Distribution of cash from nVent	—	993.6
Shares issued to employees, net of shares withheld	6.8	16.0
Repurchases of ordinary shares	(150.0)	(400.0)
Dividends paid	(92.4)	(156.7)
Net cash provided by (used for) financing activities	97.8	(268.4)
Change in cash held for sale	—	27.0
Effect of exchange rate changes on cash and cash equivalents	5.9	(9.8)
Change in cash and cash equivalents	38.9	(21.6)
Cash and cash equivalents, beginning of period	74.3	86.3
Cash and cash equivalents, end of period	$113.2	$64.7

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended	Three months ended	Three months ended	Nine months ended	Nine months ended
In millions	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019	September 30, 2018
Net cash provided by (used for) operating activities of continuing operations	$(257.1)	$356.3	$166.9	$266.1	$299.2
Capital expenditures	(16.8)	(13.0)	(14.8)	(44.6)	(33.8)
Proceeds from sale of property and equipment	0.3	0.1	—	0.4	(0.4)
Free cash flow from continuing operations	$(273.6)	$343.4	$152.1	$221.9	$265.0
Net cash provided by (used for) operating activities of discontinued operations	0.8	(3.3)	1.1	(1.4)	(14.6)
Capital expenditures of discontinued operations	—	—	—	—	(7.4)
Proceeds from sale of property and equipment of discontinued operations	—	—	—	—	2.3
Free cash flow	$(272.8)	$340.1	$153.2	$220.5	$245.3

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2019				2018
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Aquatic Systems	$220.5	$270.6	$218.7	$709.8	$240.4	$276.2	$232.7	$749.3
Filtration Solutions	239.3	285.6	273.5	798.4	251.6	262.1	240.4	754.1
Flow Technologies	228.7	243.0	221.0	692.7	240.3	241.9	238.0	720.2
Other	0.4	0.3	0.4	1.1	0.3	0.4	0.3	1.0
Consolidated	$688.9	$799.5	$713.6	$2,202.0	$732.6	$780.6	$711.4	$2,224.6
Segment income (loss)
Aquatic Systems	$52.4	$76.8	$54.8	$184.0	$60.0	$79.6	$59.9	$199.5
Filtration Solutions	33.7	50.0	45.1	128.8	33.7	52.3	38.4	124.4
Flow Technologies	30.1	41.9	37.9	109.9	38.7	44.4	36.6	119.7
Other	(17.5)	(14.6)	(15.0)	(47.1)	(15.4)	(12.2)	(13.1)	(40.7)
Consolidated	$98.7	$154.1	$122.8	$375.6	$117.0	$164.1	$121.8	$402.9
Return on sales
Aquatic Systems	23.8%	28.4%	25.1%	25.9%	25.0%	28.8%	25.7%	26.6%
Filtration Solutions	14.1%	17.5%	16.5%	16.1%	13.4%	20.0%	16.0%	16.5%
Flow Technologies	13.2%	17.2%	17.1%	15.9%	16.1%	18.4%	15.4%	16.6%
Consolidated	14.3%	19.3%	17.2%	17.1%	16.0%	21.0%	17.1%	18.1%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP excluding the effect of 2019 adjustments (Unaudited)

	Actual				Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Fourth Quarter	Full Year
Net sales	$688.9	$799.5	$713.6	approx	Up 2%	Flat
Operating income	67.6	133.8	108.8	approx	Up 19 - 21%	Up 3%
% of net sales	9.8%	16.7%	15.2%
Adjustments:
Restructuring and other	1.1	6.7	5.9	approx	—	14
Intangible amortization	8.2	8.3	7.6	approx	7	31
Asset impairment	15.3	2.9	—	approx	—	18
Inventory step-up	1.7	0.5	—	approx	—	2
Deal-related costs and expenses	4.2	—	—	approx	—	4
Equity income of unconsolidated subsidiaries	0.6	1.9	0.5	approx	1	4
Segment income	98.7	154.1	122.8	approx	Up 6 - 8%	Down 3%
Return on sales	14.3%	19.3%	17.2%
Net income from continuing operations—as reported	52.4	115.1	91.3	approx	102 - 106	355
(Gain) loss on sale of business	(3.5)	0.1	0.1	approx	—	(3)
Pension settlement (gain) loss	—	(12.2)	0.4	approx	—	(12)
Adjustments to operating income	30.5	18.4	13.5	approx	7	69
Income tax adjustments	(5.4)	(3.8)	(7.4)	approx	(1)	(9)
Net income from continuing operations—as adjusted	$74.0	$117.6	$97.9	approx	$108 - $112	$400
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.30	$0.68	$0.54	approx	$0.60 - $0.62	$2.09
Adjustments	0.13	0.01	0.04	approx	0.04	0.26
Diluted earnings per ordinary share—as adjusted	$0.43	$0.69	$0.58	approx	$0.64 - $0.66	$2.35

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.6	$780.6	$711.4	$740.5	$2,965.1
Operating income	92.7	122.6	108.4	113.0	436.7
% of net sales	12.7%	15.7%	15.2%	15.3%	14.7%
Adjustments:
Restructuring and other	5.6	19.0	3.5	3.7	31.8
Intangible amortization	9.3	9.1	8.6	7.9	34.9
Trade name and other impairment	—	6.0	—	6.0	12.0
Corporate allocations	8.8	2.2	—	—	11.0
Deal-related costs and expenses	—	—	—	2.0	2.0
Equity income of unconsolidated subsidiaries	0.6	5.2	1.3	1.3	8.4
Segment income	117.0	164.1	121.8	133.9	536.8
Return on sales	16.0%	21.0%	17.1%	18.1%	18.1%
Net income from continuing operations—as reported	58.4	77.9	91.2	94.2	321.7
Loss on sale of business	5.3	0.9	0.2	0.9	7.3
Loss on early extinguishment of debt	—	17.1	—	—	17.1
Interest expense adjustment	6.0	2.4	—	—	8.4
Pension and other post-retirement mark-to-market loss	—	—	2.2	1.4	3.6
Adjustments to operating income	23.7	36.3	12.1	19.6	91.7
Income tax adjustments	(4.5)	(7.1)	(10.3)	(11.5)	(33.4)
Net income from continuing operations—as adjusted	$88.9	$127.5	$95.4	$104.6	$416.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.32	$0.44	$0.52	$0.54	$1.81
Adjustments	0.17	0.27	0.02	0.06	0.54
Diluted earnings per ordinary share—as adjusted	$0.49	$0.71	$0.54	$0.60	$2.35

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending September 30, 2019 (Unaudited)

	Actual
	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	(1.9)%	(1.1)%	3.3%	0.3%
Aquatic Systems	(4.5)%	(0.3)%	(1.2)%	(6.0)%
Filtration Solutions	3.6%	(1.8)%	12.0%	13.8%
Flow Technologies	(5.1)%	(1.1)%	(0.9)%	(7.1)%

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ending December 31, 2019 (Unaudited)

Forecast
		Q4 Net Sales Growth				Full Year Net Sales Growth
		Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	approx	0%	(1) %	3%	2%	(1) %	(1) %	2%	0%
Aquatic Systems	approx	(3) - (1) %	0%	(1) %	(4) - (2) %	(5) - (4) %	0%	(1) %	(6) - (5) %
Filtration Solutions	approx	0%	(1) %	12%	11%	0%	(3) %	10%	7%
Flow Technologies	approx	0%	0%	(1) %	(1) %	0%	(1) %	(2) %	(3) %